CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated December 21, 2009 on Williams Capital Government Money Market Fund (a series of Williams Capital Management Trust) for the fiscal year ended October 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-98485 and 811-21186) of Williams Capital Management Trust.
ERNST & YOUNG LLP
New York, New York
January 12, 2009